Exhibit 99(d)(2)

2008 STOCK COMPENSATION PLAN OF

SPAR GROUP, INC.

NONQUALIFIED STOCK OPTION CONTRACT

This Nonqualified Stock Option Contract, dated as of _____________ __, 20__ (as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided herein, this “Contract”), is by and between [Optionee] (the “Optionee”), an individual currently having an address as set forth in the Notice (as hereinafter defined), and SPAR Group, Inc., a Delaware corporation (the “Corporation”), currently having an address at 560 White Plains Road, Suite 210, White Plains Road, Tarrytown, New York 10591.

W I T N E S S E T H:

Section 1.         The Corporation, in accordance with the allotment made by the Board of Directors of the Corporation or the Compensation Committee or other committee of the Board of Directors designated to administer the Plan (collectively, the “Administrators”), grants to the Optionee an option (the “Option”) to purchase the aggregate number of shares of the Common Stock, $.01 par value per share, of the Corporation (“Common Stock”) set forth in the Notice of Grant of Stock Options and Option Agreement attached hereto or delivered in connection herewith (the “Notice”) at an exercise price per share as specified thereon, all upon the terms and provisions and subject to the conditions contained in the Notice, this Contract and the 2008 Stock Compensation Plan of the Corporation, as the same may have been and hereafter may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein (the “Plan”). The Notice is hereby incorporated into and made a part of this Contract. This Option is not intended to constitute an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

Section 2.         The term of this Option shall be ten (10) years from the date hereof, subject to earlier termination as provided in the Plan. For the sake of clarity, the 3 month early termination that would otherwise apply under Section 8(a) or 8(c) of the Plan shall not apply under this Contract to the retirement of any such person from any such position, the one year early termination that would otherwise apply under Section 9(a) of the Plan shall not apply under this Contract to the death of any original Optionee who held such a position immediately prior to retirement from such position or death, and in each such case the term of this Option shall be ten (10) years from the date hereof unless some other early termination provision is applicable under the Plan.

Section 3.         Except as otherwise provided in the Plan, this Option shall become exercisable in accordance with the vesting schedule set forth in the Notice, provided that the Optionee is then (a) an employee or director of or individual consultant to the Corporation, its Parent (if any), or any of its Subsidiaries, Affiliates or non-individual consultants, (b) an original Optionee who held such a position immediately prior to retirement from such position, or (c) the executors, estate, heirs or permitted assigns of any original Optionee who held such a position immediately prior to retirement from such position or death. For the sake of clarity, this provision is intended to provide the benefit of such vesting schedule to those persons as if the original Optionee continued to hold such position, but this provision is not intended to limit or supercede any provision of this Contract or the Plan that would under the circumstances provide for an earlier vesting than the one provided in such schedule.

Section 4.         The right to purchase shares of Common Stock under this Option shall be cumulative, so that if the full number of shares purchasable in a period shall not be purchased, the balance may be purchased at any time or from time to time thereafter, but not after the expiration of the Option. However, the Optionee cannot elect to purchase less than 1,000 shares of Common Stock under this Option at any time unless fewer shares are then purchasable under this Option, in which case the Optionee cannot elect to purchase less than the entire number of shares of Common Stock then purchasable under this Option, unless in either case the Corporation consents otherwise in its sole discretion. Notwithstanding the foregoing, in no event may a fraction of a share of Common Stock be purchased under this Option.

Section 5.         This Option shall be exercised by giving written notice to the Corporation at its then principal office, Attention: Chief Financial Officer, stating that the Optionee is exercising the Option hereunder, specifying the number of shares being purchased and accompanied by payment in full of the aggregate purchase price therefor (a) in cash or by certified check, (b) with the authorization of the Administrators, with previously acquired shares of Common Stock having an aggregate fair market value, on the date of exercise, equal to the aggregate exercise price of all options being exercised, or (c) with the authorization of the Administrators, any combination of the foregoing.

Section 6.         The Corporation may withhold cash and/or, with the authorization of the Administrators, shares of Common Stock to be issued to the Optionee in the amount which the Corporation determines is necessary to satisfy its obligation to withhold taxes or other amounts incurred by reason of the grant or exercise of this Option or the disposition of the underlying shares of Common Stock. Alternatively, the Corporation may require the Optionee to pay the Corporation such amount in cash promptly upon demand.

Section 7.         Notwithstanding the foregoing, this Option shall not be exercisable by the Optionee unless (a) a Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”) with respect to the shares of Common Stock to be received upon the exercise of this Option shall be effective and current at the time of exercise or (b) there is an exemption from registration under the Securities Act for the issuance of the shares of Common Stock upon such exercise. The Optionee hereby represents and warrants to the Corporation that, unless such a Registration Statement is effective and current at the time of exercise of this Option, the shares of Common Stock to be issued upon the exercise of this Option will be acquired by the Optionee for his own account, for investment only and not with a view to the resale or distribution thereof. In any event, the Optionee shall notify the Corporation of any proposed resale of the shares of Common Stock issued to him upon exercise of this Option if there is no Registration Statement under the Securities Act then currently in effect. Any subsequent resale or distribution of shares of Common Stock by the Optionee shall be made only pursuant to (x) a Registration Statement under the Securities Act which is effective and current with respect to the sale of shares of Common Stock being sold or (y) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption, the Optionee shall, prior to any offer of sale or sale of such shares of Common Stock, provide the Corporation (unless waived by the Corporation) with a favorable written opinion of counsel, in form and substance satisfactory to the Corporation, as to the applicability of such exemption to the proposed sale or distribution. Such representations and warranties shall also be deemed to be made by the Optionee upon each exercise of this Option. Nothing herein shall be construed as requiring the Corporation to register the shares subject to this Option under the Securities Act.

Section 8.         The Corporation may affix appropriate legends upon the certificates for shares of Common Stock issued upon exercise of this Option and may issue such “stop transfer” instructions to its transfer agent in respect of such shares as it determines, in its discretion, to be necessary or appropriate to (a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, or (b) implement the provisions of the Plan or this Contract or any other agreement between the Corporation and the Optionee with respect to such shares of Common Stock.

Section 9.         Nothing in the Plan, the Notice or this Contract (a) shall confer upon the Optionee any right to continue in the employ of the Corporation, any Parent or any of its Subsidiaries or consultants, or (b) interfere in any way with any right of the Corporation, any Parent or any of its Subsidiaries or consultants to terminate such employment at any time for any or no reason whatsoever without liability to the Corporation, any Parent or any of its Subsidiaries or consultants.

Section 10.       The Corporation and the Optionee agree that they will both be subject to and bound by all of the terms and conditions of the Plan, and the Plan is hereby incorporated by reference into and made a part of this Contract. The Optionee acknowledges and agrees that the Plan is available to the Optionee at any time in electronic form, both from the Corporation’s Human Resources Department, which can be requested by email, as well as from the Corporation’s website, sparinc.com, under the tab for Investor Relations, where it can be found as an exhibit to the Corporation’s filings with the Securities and Exchange Commission. Any capitalized term not defined herein shall have the meaning assigned to it in the Plan. In the event of a conflict between the terms and provisions of this Contract and those of the Plan, the applicable term or provision of the Plan shall govern.

Section 11.       The Optionee represents and agrees that he will comply with all applicable laws relating to the Plan and the grant and exercise of this Option and the disposition of the shares of Common Stock acquired upon exercise of the Option, including without limitation, federal and state securities and “blue sky” laws.

Section 12.       The Option evidenced by this Contract is not assignable, pledgable or otherwise transferable by the Optionee other than by will or the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee or the Optionee’s legal representatives, provided, however, this Section shall not apply to a transfer to (i) the Optionee’s spouse, children or grandchildren (the “Immediate Family Members”) or (ii) a trust or trusts established by the Optionee for the exclusive benefit of the Optionee or the Immediate Family Members; or (iii) a partnership or limited liability company in which one or more of the Optionee and the Immediate Family Members are the only partners or members; provided that there may be no consideration for any such transfers (other than natural love and affection, the beneficial or equity interests therein received in connection with any such transfer to a trust or partnership, or the legal consideration necessary or appropriate for such a transfer to be enforceable).

Section 13.       This Contract shall be binding upon and inure to the benefit of any successor, assign or legal representative of the Corporation and to any heir, distributee, legal representative or permitted asignee or transferee entitled to the Optionee’s rights hereunder. The representations, agreements and other provisions of this Contract are for the exclusive benefit of the parties hereto, and, except as otherwise expressly provided herein or in the Plan, no other person shall have any right or claim against any party by reason of any of those provisions or be entitled to enforce any of those provisions against any party.

Section 14.       This Contract shall be governed by, administered under and construed and enforced in accordance with (a) the applicable federal law of the United States of America, including (without limitation) ERISA and the Code (as defined in the Plan), (b) to the extent applicable, the DEGCL or the DEUCC (as defined in the Plan), and (c) to the extent that such federal law is not dispositive and does not preempt local law and the DEGCL and DEUCC are not applicable, the applicable law of the State of New York, in each case other than those conflict of law rules thereof that would defer to the substantive laws of any other jurisdiction.

Section 15.       In any action, suit or proceeding, in any jurisdiction brought by either the Corporation or the Optionee against the other party, the parties each hereby forever, irrevocably, unconditionally and expressly waive trial by jury.

Section 16.       Each party hereby consents and agrees that the Supreme Court of the State of New York for the County of Westchester and the United States District Court for the Southern District of New York each shall have personal jurisdiction and proper venue with respect to any dispute between the parties; provided that the foregoing consent shall not deprive the Corporation of the right in its discretion to voluntarily commence or participate in any other forum having proper jurisdiction and venue. In any dispute, no party will raise, and each party hereby forever, irrevocably, unconditionally and expressly waives, any obligation or defense to such New York jurisdiction as an inconvenient forum. Each party hereby forever, irrevocably, unconditionally and expressly waives personal service of any summons, complaint or other process, which may be delivered by certified or registered mail, courier or messenger to the party’s address noted above or by any other means permitted by applicable law.

Section 17.       In the event that any provision of this Contact shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable (in whole or in part), the parties agree that: the court or other governmental authority making such determination shall have the power, and is hereby requested by the parties, to reduce, limit or eliminate such provision or portions thereof to the extent it deems necessary to render the balance of this document enforceable; and such determination, reduction, limitation or deletion shall not impair or otherwise affect the validity, legality or enforceability in such authority’s jurisdiction of the remaining provisions of this document, which shall be enforced as if the unenforceable provision were so reduced, limited or deleted, or in any other jurisdiction of any provision of this Contract; in each case except to the extent such reduction, limitation or deletion of the unenforceable provision or portion thereof would impair the practical realization of a party’s principal rights and benefits hereunder.

Section 18.       Any waiver or consent from either party respecting any provision of this Contract shall be effective only in the specific instance for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent. The failure or delay of the Corporation at any time to require performance of, or to exercise or enforce its rights or remedies with respect to, any provision of this Contract shall not affect its right at a later time to exercise or enforce any such provision. No notice to or demand on the Optionee shall entitle the Optionee to any other or further notice or demand in similar or other circumstances. All rights, remedies and other interests of the Corporation hereunder are cumulative and not alternatives, and they are in addition to (and shall not limit) any other right, remedy or other interest of the Corporation under this Contract, the Plan or applicable law.

Section 19.       The Optionee agrees that the Corporation at any time, and from time to time, may amend the Plan, the Options or any other options granted to the Optionee under the Plan, the Notice or this Contract, in each case without any notice to or consent from the Optionee, but subject to the limitations contained in the Plan and applicable law, and this Contract shall be automatically subject thereto.

Section 20.       This Contract shall be effective as of the date written below when executed by the Optionee. This Contract may have been executed in two or more counterpart copies of the entire document or signatures pages hereto (which may be delivered by telecopy, pdf file or other electronic means), all of which, when taken together, shall constitute a single agreement binding upon all of the parties hereto.

Section 21.       Except as otherwise provided in this Contract or the Plan, each and every modification and amendment of this Contract shall be in writing and signed by all of the parties hereto, and each and every waiver of, or consent to any departure from, any representation, warranty, covenant or other provision of this Contract shall be in writing and signed by each affected party. For the sake of clarity, the Corporation, Compensation Committee or Administrators from time to time in their discretion may unilaterally make (i) changes in the Plan or its administration of any kind or nature, including those that may affect this Contract or the Optionee (irrespective of materiality), and (ii) certain changes in the Contract or the Options covered hereby, and such changes do not require the Optionee’s consent except as otherwise expressly provided in the Plan.

Section 22.       The Notice, this Contract and the Plan contain the entire agreement of the parties and supersedes and completely replace all prior and other provisions, promises, assurances and other agreements and understandings (whether written, oral, express, implied or otherwise) between the parties with respect to the matters contained herein.

IN WITNESS WHEREOF, in consideration of the foregoing, and other good and valuable consideration (the receipt and adequacy of which is hereby acknowledged by the parties), the parties hereto have executed and delivered this Nonqualified Stock Option Contract, intending to be leally bound, effective on its execution and delivery to the Corporation (as provided in the Notice) as of the date first above written.

YOU MUST SIGN BELOW AND RETURN THIS CONTRACT TO THE CORPORATION, AND THE CORPORATION MUST RECEIVE IT, BY THE DATE SPECIFIED IN YOUR NOTICE OR ELSE

THIS CONTRACT WILL BE VOID AND NEVER TAKE EFFECT.

The Corporation:	The Optionee:
SPAR Group, Inc.

By:
[▲ Officer’s Signature ▲]	[▲ Optionee’s Signature ▲]
Gary S. Raymond, Chief Executive Officer
[Officer’s Name and Title ▲ Please Type or Print]	[Optionee’s Name ▲ Please Type or Print]